Exhibit 5.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Auditors, Transfer Agent and Registrar” and to the use of our report dated June 9, 2014 in the Registration Statement on Form F-10 and related prospectus of Bauer Performance Sports Ltd., dated June 9, 2014.

/s/ Ernst & Young LLP

Los Angeles, California
June 9, 2014